COMMITMENT LETTER


                                                                    CONFIDENTIAL


July 16, 1999


Brian K. Branson
Chief Financial Officer
Business Telecom, Inc.
4300 Six Forks Road
Raleigh, NC  27609

Dear Brian:

You have advised Banc of America Securities LLC ("Banc of America Securities") that you wish to obtain up to $60 million senior secured multiple draw amortizing loan facility ("Facility") for Business Telecom, Inc. (the "Company"). In connection with the foregoing, Bank of America, National Association (the "Bank") is pleased to advise you that it is willing, subject to the terms and conditions contained in this letter and in the attached Indicative Summary of Terms and Conditions (the "Term Sheet"), together with other institutions mutually agreed by the Company (collectively with the Bank, the "Lenders") and Banc of America Securities to provide the Facility, and for the Bank to serve as administrative agent for the Facility. Banc of America Securities is pleased to advise you that it is willing to structure and arrange the Facility.

As previously discussed, Banc of America Securities is a wholly-owned, indirect subsidiary of BankAmerica Corporation, the parent company of Bank of America, National Association, and is a registered broker-dealer. Please refer to the attached "Special Disclosure Statement" for important additional information on this relationship.

It is agreed that the Bank will act as the sole and exclusive Administrative Agent for the Facility, and that Banc of America Securities will act as the sole and exclusive advisor and arranger for the Facility. Upon acceptance and allocation of commitments in respect of the Facility from Lenders (other than the Bank) the Bank's commitment under the Facility will be reduced in accordance with such allocation. Each of Banc of America Securities and the Bank will, in such capacities, perform the duties and exercise the authority customarily performed and exercised in such roles. You agree that no other agent, co-agents or co-purchasers or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet, the engagement letter with Banc of America Securities (the "Engagement Letter") and the Fee Letter referred to below) will be paid in connection with the

Facility unless you and we shall so agree.

The fees payable to Banc of America Securities and to the Bank in connection with the Facility are set forth in the Fee Letter referred to below.

In addition to the conditions to funding and closing set forth in the Term Sheet, the Bank's commitment to provide the Facility is subject to: (i) the satisfactory completion of due diligence with respect to the Company, including a satisfactory review of its assets and liabilities, businesses and operations, proposed organization and legal structure, tax, labor, environmental, financial, ERISA, significant contracts, and other matters, (ii) the negotiation and execution of definitive documentation satisfactory to Banc of America Securities and the Bank, (iii) there being no material adverse change in the financial condition, business, operations, or properties of BTI Telecom Corp. or the Company, from the date of the most recent audited financial statements to the date the Credit Documentation is consummated, and (iv) Banc of America Securities' and the Bank's satisfaction that BTI Telecom Corp. has taken all necessary steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing BTI Telecom Corp. and the Company as described in the "Year 2000 Issues" section of its Form 10-Q filing for the quarterly period ended March 31, 1999. In addition, from the date of acceptance of the offer set forth in this letter until the closing of the primary syndication for the Facility, there shall be no financing for the Company or BTI Telecom Corp., syndicated or privately placed, which would have a detrimental effect upon the Facility.

Whether or not the transaction contemplated hereby is consummated, the Company hereby agrees to indemnify and hold harmless each of Banc of America Securities, the Bank and their respective directors, officers, employees, affiliates and agents (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from or in any way relate to this commitment letter or the providing or structuring of the Facility, and to reimburse each indemnified person, upon its demand, for any legal or other expenses (including the allocated cost of internal legal counsel) incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which any such expenses arise), other than any of the foregoing claimed by an indemnified person to the extent incurred by reason of the gross negligence or willful misconduct of such person. Neither of Banc of America Securities nor the Bank or any of their affiliates, shall be responsible or liable to the Company or any other person for any consequential damages which may be alleged. The obligation contained in this paragraph will survive the closing of the Facility and the termination of this letter.

In addition, the Company hereby agrees to reimburse the Bank and Banc of America Securities from time to time upon demand all reasonable legal and out of pocket expenses, including expenses related to due diligence and other expenses (including the allocated cost of Banc of America Securities' and Bank's internal counsel) incurred by the Bank or Banc of America Securities in connection with the Facility, regardless of whether the legal documentation is executed or the Facility closes.

The Company hereby authorizes the preparation of all legal documentation (the "Credit Documentation") relating to the proposed transaction. The terms and conditions of the Credit Documentation and associated documents will be based substantially on the terms presented in the Term Sheet, provided that it is understood that the Term Sheet does not constitute a detailed description of the Facility and that issues may arise which are not covered by the Term Sheet. The Company acknowledges that the Term Sheet contains a number of proposed conditions precedent to the close of the Facility and neither Banc of America Securities nor the Bank has provided the Company with any assurances that the Bank will agree with the Company on the terms of such conditions precedent.

The Company hereby acknowledges that Banc of America Securities, the Bank and their affiliates may share among themselves any information relating to the Company, its affiliates or the transactions contemplated hereby (including, without limitation, any non-public information regarding the creditworthiness of such entities).

In accordance with market practice, an information package containing relevant information concerning the Facility and the Company will be provided, on a confidential basis, to potential lenders. Banc of America Securities will be pleased to assist the Company in the preparation of such a package. The management of the Company will cooperate with Banc of America Securities in effecting the prompt syndication of the Facility, including participation in a reasonable number of lender meetings which may be held in connection with such syndication, and will arrange for representatives of the Company to cooperate with such syndication process.

The terms contained in this letter, the Engagement Letter, the Fee Letter and the Term Sheet are confidential and, except for disclosure to your board of directors, officers and employees, to professional advisors retained by you in connection with this transaction, or as may be required by law, may not be disclosed in whole or in part to any other person or entity without our prior written consent. No such consent shall create any third-party beneficiary as to our commitment. Banc of America Securities hereby consents to the Company attaching the Commitment Letter and the Term Sheet to BTI Telecom Corp.'s Form S-1 to be filed with the Securities and Exchange Commission on July 16, 1999.

This offer will terminate on July 23, 1999 unless on or before that date you sign and return an enclosed counterpart of this letter, the Engagement Letter, and the Fee Letter. This commitment will expire on August 31, 1999 if the Facility has not closed on or before that date. Banc of America Securities will not postpone the closing of the Facility with respect to BTI Telecom

Corp.'s initial public offering and will endeavor to minimize the Company's management's involvement in the primary syndication of the Facility to Lenders (other than Bank). Banc of America Securities may, at its sole discretion, change the pricing and structure of the Facility and may notify the Company that such changes are advisable to secure a successful primary syndication, regardless of the timing of the primary syndication. If the Company fails to agree with such changes, the Bank may cancel its commitment under the Facility and all fees due and payable under the Fee Letter and all amounts due and payable under the Facility shall be paid by the Company within 120 days of the Company's response (or deemed response, if the Company does not respond within 14 days of such notice from Bank of America Securities) regarding the Company's determination that such changes to pricing and structure are not acceptable to the Company. In the event the Company makes all payments due and owing under the Facility and the Fee Letter within such 120 day period, the Bank shall refund two-thirds of the Arrangement Fee.

If the foregoing is satisfactory to you, please indicate your agreement and acceptance below and return a copy of this letter to us. Upon your delivery to us of a signed copy of this Commitment Letter, the Engagement Letter and the Fee Letter, this Commitment Letter, the Engagement Letter and the Fee Letter shall become a binding agreement, under California law, as of the date so accepted. Delivery of an executed counterpart of the signature page to this letter by telecopier shall be as effective as delivery of a manually executed counterpart thereof. This letter may be executed in any number of counterparts which, when executed shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. This letter (together with the Fee Letter, the Term Sheet and the Engagement Letter) sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect thereto.

We are pleased to have this opportunity and look forward to working with you.

Sincerely,

BANC OF AMERICA SECURITIES LLC



By:

Title:

BANK OF AMERICA, NATIONAL ASSOCIATION



By:

Title:





Accepted and Agreed to:

BTI Telecom Corp., as Parent and Guarantor to the Company



By:

Title:



Business Telecom, Inc.



By:

Title:

                         BANC OF AMERICA SECURITIES LLC
                          SPECIAL DISCLOSURE STATEMENT



Banc of America Securities LLC ("Banc of America Securities") is a wholly-owned, direct subsidiary of BankAmerica Corporation, the parent company of Bank of America, National Association ("BofA"). Banc of America Securities is a broker-dealer registered with the Securities and Exchange Commission, and is a member of the National Association of Securities Dealers, Inc. and the Securities Investor Protection Corporation.

Banc of America Securities is NOT a bank. The securities and financial instruments sold, offered or recommended by Banc of America Securities are not bank deposits, are not guaranteed by, and are not otherwise obligations of, any bank, thrift or other subsidiary of BankAmerica Corporation, and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

From time to time, BofA's affiliates may lend to one or more issuers whose securities are underwritten, dealt in, or placed by Banc of America Securities. You are referred to the relevant prospectus, offering statement or other disclosure document for material information to any such lending relationship, and whether the proceeds of an issue will be used to repay any such loans. Furthermore, the obligations of Banc of America Securities are not those of any affiliated bank or thrift, and no such affiliated bank or thrift is responsible for securities underwritten, dealt in, or placed by Banc of America Securities.

Banc of America Securities also may participate from time to time in a primary or secondary distribution of securities offered or sold to you by it. Further, Banc of America Securities may act as an investment adviser to issuers whose securities may be offered or sold to you by it.

                         BUSINESS TELECOM, INC. ("BTI")
                              PROJECT DEBT FACILITY

                                  JULY 16, 1999

                   SUMMARY OF INDICATIVE TERMS AND CONDITIONS

This Summary of Indicative Terms and Conditions is not a committed offer from Bank of America in any form and the information contained herein is given without any liability whatsoever to Bank of America. This Summary of Terms and Conditions should not be considered as a commitment unless it is attached to a letter evidencing such a commitment from Bank of America. The terms and conditions set out below are subject to, among other matters, agreement on the final structure between BTI and Bank of America, credit approval by Bank of America, due diligence and documentation. This Summary of Indicative Terms and Conditions is for the confidential use of only those persons to whom it is transmitted by Bank of America or its designates and is not to be reproduced or used for any other purpose and is not to be disseminated to any other parties without the prior consent of Bank of America.

------------------------------------------------------- -----------------------------------------------------
                                                        Business Telecom, Inc., a wholly owned subsidiary
Borrower                                                of BTI Telecom Corp.
------------------------------------------------------- -----------------------------------------------------
Purpose                                                 1)   To finance the payments due under
                                                             the IRU Agreement dated October 31,
                                                             1997 by and between Qwest
                                                             Communications Corporation
                                                             ("Qwest") and BTI (as amended, "Qwest
                                                             Agreement") as well as refinance any
                                                             payments already made or financed
                                                             under previous agreements.
                                                        2)   To finance the payments due under
                                                             the Network Products Purchase
                                                             Agreement dated July 2, 1998 by and
                                                             between Northern Telecom Inc.
                                                             ("Nortel") and BTI ("Nortel
                                                             Agreement") and /or invoices presented
                                                             and accepted by and between BTI and
                                                             Nortel as well as refinance any
                                                             payments already made or financed
                                                             under previous acceptable agreements.
------------------------------------------------------- -----------------------------------------------------
Project                                                 The fiber optic communications system
                                                        and associated optronics with the segments,
                                                        fibers, and mileage set out on Exhibit A, either
                                                        delivered or to be delivered in all
                                                        material respects as set forth in the completion
                                                        plan referred to in Exhibit A. Borrower
                                                        needs to provide completion plan with the
                                                        assumption that all segments will be
                                                        delivered within six (6) months of closing.
------------------------------------------------------- -----------------------------------------------------
Underwriter and Arranger                                Banc of America Securities LLC
------------------------------------------------------- -----------------------------------------------------
Lenders                                                 Bank of America, N.A. and other institutions agreed
                                                        by the Arranger and Borrower
------------------------------------------------------- -----------------------------------------------------
Facility                                                A senior secured multiple draw amortizing
                                                        loan that is full recourse to Borrower,
                                                        PARI PASSU to all debt under the GECC Loan
                                                        Agreement and any other senior debt permitted
                                                        by Lenders ("Senior Debt").
------------------------------------------------------- -----------------------------------------------------
Amount                                                  $60 million.
------------------------------------------------------- -----------------------------------------------------

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BANK OF AMERICA [LOGO]

Maturity Date                                           September 22, 2002
------------------------------------------------------- -----------------------------------------------------
Availability                                            Subject to typical conditions precedent,
                                                        amounts to be drawn under the Facility at
                                                        closing evidenced by spending or
                                                        refinancing of spending under the Purpose
                                                        and amounts thereafter to be drawn within
                                                        six (6) months of closing for the
                                                        Purpose; provided, however, that prior to
                                                        the completion of BTI Telecom Corp.'s
                                                        initial public offering, availability
                                                        under the Facility is limited to the
                                                        lesser of fifty percent (50%) of the
                                                        spending or refinancing of the spending
                                                        under the Purpose and $37.5 million, and
                                                        after completion of such initial public
                                                        offering, to the lesser of one hundred
                                                        percent (100%) of the spending or
                                                        refinancing of the spending under the
                                                        Purpose and $60 million.
------------------------------------------------------- -----------------------------------------------------
Security                                                Pledge of all Project assets including
                                                        fiber, optronics, contracts, and IRU's.
                                                        Cash flows from customer contracts will
                                                        be shared PARI PASSU with GECC. Following
                                                        a default and exercise of remedies,
                                                        existing receivables from the customer
                                                        contracts will be for the sole benefit of
                                                        GECC; the customer contracts and future
                                                        revenues from them will be for the sole
                                                        benefit of Lenders.
------------------------------------------------------- -----------------------------------------------------
Guarantors                                              The Facility will be guaranteed to the extent
                                                        permitted by BTI Telecom Corp. and all existing and
                                                        future direct and indirect subsidiaries of BTI
                                                        Telecom Corp. and Borrower.
------------------------------------------------------- -----------------------------------------------------
Interest Rate                                           LIBOR plus Applicable Margin based upon a Leverage
                                                        Ratio as set out in Exhibit B.
------------------------------------------------------- -----------------------------------------------------
Commitment Fee                                          Payable on any undrawn available
                                                        commitments as set out in Exhibit B (if
                                                        Borrower elects to reduce the commitment,
                                                        there will be an appropriate adjustment
                                                        to the commitment fee thereafter).
------------------------------------------------------- -----------------------------------------------------
Amortization                                            80% at Maturity
                                                        5% over each of the prior 4 calendar quarters
------------------------------------------------------- -----------------------------------------------------
Cancellation                                            Any undrawn amounts at the end of the
                                                        Availability period will be cancelled.
                                                        The Borrower may cancel undrawn commitments upon
                                                        giving 10 days notice and upon Lenders'
                                                        satisfaction that Project will be
                                                        completed in all material respects.
------------------------------------------------------- -----------------------------------------------------
Voluntary Prepayments                                   At anytime upon 60 days notice and upon Lenders'
                                                        satisfaction that the Project will be completed
                                                        unless the Facility is fully prepaid.
------------------------------------------------------- -----------------------------------------------------
Mandatory Prepayments                                   On a pro-rata basis with existing secured
                                                        indebtedness and typical for a facility of this
                                                        type including:
                                                        1)   From the permitted sale of assets after
                                                             amount to be agreed.
                                                        2)   From the sale of equity, other than
                                                             as contemplated by the proposed IPO,
                                                             or alternative equity sources that
                                                             are closed within four (4) months
                                                             from closing of the Facility.
                                                        3)   From cash balances in excess of $30 million
                                                             measured as of each quarter end date starting
                                                             September 30, 2001 provided that as of such
                                                             date and thereafter there has not been an IPO
                                                             or alternative equity source closed, and
                                                             further provided that such requirement will
                                                             not apply once outstanding amounts are
                                                             $10 million or below.
------------------------------------------------------- -----------------------------------------------------

--------------------------------------------------------------------------------
BANK OF AMERICA [LOGO]

------------------------------------------------------- -----------------------------------------------------
Insurance                                               Typical for a transaction of this type.
------------------------------------------------------- -----------------------------------------------------
Conditions Precedent                                    1)   Amendment to existing Loan Agreement dated
                                                             September 22, 1997 between BTI and
                                                             General Electric Capital Corporation
                                                             ("GECC") ("GECC Loan Agreement")
                                                             and associated agreements acceptable to
                                                             Lenders and consistent with this facility.
                                                        2)   Execution of an intercreditor agreement among
                                                             Lenders and GECC, satisfactory to Lenders.
                                                        3)   Notice to Qwest of the assignment of the
                                                             Qwest Agreement to the Lenders.
                                                        4)   Consent of Nortel to the assignment
                                                             of the Nortel Agreement to Lenders if required
                                                             or applicable and any associated consent required
                                                             to allow assignment by the Lenders to third party or
                                                             parties.
                                                        5)   Certificate from an officer of Borrower to Lenders
                                                             stating the Project expenditures are according to
                                                             industry standards and BTI plans in all respects.
                                                        6)   No Material Adverse Effect.
                                                        7)   Completion of all documents, due diligence, consents,
                                                             licenses, and other approvals required for completion
                                                             of the Project.
                                                        8)   Satisfactory Security Documentation.
                                                        9)   Satisfactory Insurance policies for the Project
                                                             assets and Borrower as a whole.
                                                        10)  Payment of all reasonable fees and expenses of
                                                             the Arranger.
                                                        11)  No material litigation.
                                                        12)  Delivery of financial statements and projections
                                                             satisfactory to the Arranger.
                                                        13)  Progress with the planned IPO to the Arranger's
                                                             satisfaction.
                                                        14)  Legal opinions satisfactory to Lenders.
                                                        15)  Others customary for a facility of this type.
------------------------------------------------------- -----------------------------------------------------
Representations and Warranties                          Typical of a transaction of this type.
------------------------------------------------------- -----------------------------------------------------
Affirmative Covenants                                   Typical for a transaction of this type including
                                                        1)   Delivery of Financial Statements
                                                        2)   Delivery of Annual budget and comparison
                                                             to plan
                                                        3)   Maintenance of Insurance
                                                        4)   Maintenance of Interest rate hedging
                                                             policy acceptable to Arranger
                                                        5)   Performance of Qwest Agreement and Nortel
                                                             Agreement
                                                        6)   Construction of Project, materially in accordance
                                                             with Exhibit A and the Borrower's plan, as amended
                                                             with Lenders' consent
                                                        7)   Maintenance of Project
                                                        8)   Each of Borrower and BTI Telecom Corp. will conduct
                                                             all of its business on an arm's length basis
                                                        9)   Others customary for a facility of this type.
------------------------------------------------------- -----------------------------------------------------

--------------------------------------------------------------------------------
BANK OF AMERICA [LOGO]

------------------------------------------------------- -----------------------------------------------------
Financial Covenants                                     Certain financial and other covenants will be
                                                        determined by the Lenders to be consistent with the
                                                        GECC Loan Agreement and satisfactory to Lenders.
------------------------------------------------------- -----------------------------------------------------
Negative Covenants                                      Typical for a transaction of this type including
                                                        limitations on:
                                                        1)   Mergers
                                                        2)   Change of Control
                                                        3)   Indebtedness other than the Facility, the
                                                             GECC Facility, the Notes and an additional $1
                                                             million basket in the aggregate.
                                                        4)   Liens
                                                        5)   Restricted Payments
                                                        6)   Sale of Assets in an amount to be agreed,
                                                             satisfactory to Lenders
                                                        7)   ERISA
                                                        8)   Others Customary for a facility of this type.
------------------------------------------------------- -----------------------------------------------------
Events of Default                                       1)   Failure to make any payment under the
                                                             Facility documentation
                                                        2)   Bankruptcy of BTI or BTI Telecom
                                                        3)   Final Judgement in excess of $5,000,000
                                                        4)   Defaults under Qwest Agreement, Nortel
                                                             Agreement, or other material agreements.
                                                        5)   Change of Control
                                                        6)   Cross default to GECC Agreement and 1997
                                                             Senior Unsecured Notes and any other future
                                                             Indebtedness
                                                        7)   Material Adverse Effect
                                                        8)   Loss of any material license or permit
                                                        9)   Delay in construction of Project materially
                                                             beyond the completion plan referred to in
                                                             Exhibit A, as amended by the parties to the
                                                             Qwest Agreement, with consent of Lenders
                                                        10)  Others customary for a facility of this type.
------------------------------------------------------- -----------------------------------------------------
Illegality, Capital Adequacy                            In the event that it becomes illegal for any
                                                        Lender to lend or maintain its commitment,
                                                        the Borrower will repay the Lender and/or the
                                                        Lender's commitment will be cancelled.
------------------------------------------------------- -----------------------------------------------------
Voting                                                  Majority of Lenders (66 2/3%) except where unanimity
                                                        is usually required in facilities of this nature.
------------------------------------------------------- -----------------------------------------------------
Increased Costs                                         Typical for a transaction of this type.
------------------------------------------------------- -----------------------------------------------------

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BANK OF AMERICA [LOGO]

------------------------------------------------------- -----------------------------------------------------
Indemnity                                               The Borrower shall indemnify the Arranger and the
                                                        Lenders and their respective affiliates from and
                                                        against all losses liabilities, claims, damages
                                                        or expenses arising out of or relating to the
                                                        Facility, the Borrower's use of loan proceeds or
                                                        the commitments, including, but not limited to,
                                                        environmental liability and reasonable attorneys'
                                                        fees (including the allocated cost of internal
                                                        counsel) and settlement costs. This indemnification
                                                        shall survive and continue for the benefit of the
                                                        indemnitees at all times after the Borrower's
                                                        acceptance of the Lenders' commitments for
                                                        the Facility, notwithstanding any failure of the
                                                        Facility to close. This indemnity is not intended to
                                                        enable the Lenders to receive duplicate repayment of
                                                        the principal or to compensate Lenders for losses
                                                        attributable to subsequent Lender assignments or
                                                        participations.
------------------------------------------------------- -----------------------------------------------------
Clear Market                                            During the period between delivery of the commitment
                                                        and a close of syndication no other debt facilities
                                                        will be brought to market by Borrower or BTI Telecom
                                                        Corp., which would have a detrimental effect on the
                                                        Facility.
------------------------------------------------------- -----------------------------------------------------
Expenses                                                All reasonable legal and out of pocket expenses
                                                        incurred by Bank of America and Banc of America
                                                        Securities LLC in connection with the negotiation,
                                                        documentation, and syndication of the Facility will
                                                        be for the account of the Borrower including costs
                                                        of counsel.
------------------------------------------------------- -----------------------------------------------------
Governing Law                                           State of California
------------------------------------------------------- -----------------------------------------------------
Syndication Strategy                                    Bank of America will underwrite the entire Facility
                                                        and intends to close and fund by Borrower's timeline.
                                                        Bank of America intends to hold less than the
                                                        full amount of theFacility. Banc of America Securities
                                                        will not postpone commitment or closing of the Facility
                                                        with respect to the initial public offering of BTI
                                                        Telecom Corp. and will endeavor to minimize the
                                                        Borrower's management's involvement in the primary
                                                        syndication of the Facility to Lenders. Banc of
                                                        America Securities expects a total of 2-4 lenders,
                                                        including Bank of America. Assignments are permitted
                                                        by any Lender in minimum amounts of $5 million with
                                                        Borrower's consent which shall not be unreasonably
                                                        withheld.
------------------------------------------------------- -----------------------------------------------------

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BANK OF AMERICA [LOGO]

------------------------------------------------------- -----------------------------------------------------
Market Conditions                                       Banc of America Securities LLC shall be entitled
                                                        to change the pricing and structure of the
                                                        Facility if the Arranger determines that such
                                                        changes are advisable to secure a successful
                                                        primary syndication regardless of the timing of
                                                        the primary syndication. Such changes would be
                                                        accepted by Borrower or any commitments would be
                                                        cancelled and any outstanding amounts would become
                                                        payable within 120 days after the Borrower has
                                                        notified the Lenders that such changes to pricing
                                                        and structure are not acceptable to Borrower. If
                                                        Borrower has not responded to Lenders'
                                                        notification of such changes within 14 days of
                                                        receipt of such notice of the Arranger's
                                                        determination, Borrower will be deemed to have
                                                        responded in the negative. In the event of such a
                                                        cancellation, 2/3 of the Arrangement Fee will be
                                                        refunded to Borrower upon repayment in full of the
                                                        outstanding amounts owed by Borrower under the
                                                        Facility and under the Fee Letter.
------------------------------------------------------- -----------------------------------------------------

--------------------------------------------------------------------------------
BANK OF AMERICA [LOGO]

Exhibit A Project Description

The Project consists of fiber IRU's and associated optronics for the following network segments:


Segment                                           No. of           Estimated
                                                  Fibers            Mileage

Philadelphia to Washington DC                        4                136

Atlanta to Charlotte                                 4                261

Charlotte to Raleigh                                18                174

Raleigh to Rocky Mount                               8                53

Rocky Mount to Washington DC                         4                392

New York City to Philadelphia                        4                93

Tallahassee to Jacksonville                          8                165

Atlanta to Tallahassee                               4                321

Lake City to Tampa                                   4                269

Tampa to Miami                                       4                285

Miami to Jacksonville                                4                345

Jacksonville to Augusta                              4                278

Augusta to Columbia                                  4                85

Columbia to Charlotte                                8                105

Nashville to Chattanooga                             4                147

Chattanooga to Atlanta                               4                137

NOTE: Borrower to deliver notice to Lenders at closing as to which segments have been completed and setting forth the completion plan of any other segments, including which milestones have been achieved with respect to such segments.

--------------------------------------------------------------------------------
BANK OF AMERICA [LOGO]

Exhibit B  Pricing Grid

The pricing below is indicative only and is subject to change if in Banc of America Securities LLC's opinion, adjustments are required in order to complete a primary syndication.

---------------------------- -------------------------- -------------------------- --------------------------
Leverage Ratio*              LIBOR Option %**           Prime Rate %               Commitment Fee %
---------------------------- -------------------------- -------------------------- --------------------------
Greater than 6.0x            3.50                       2.50                       1.50
---------------------------- -------------------------- -------------------------- --------------------------
Greater than 5.0x and less
than or equal to 6.0x        3.00                       2.00                       1.50
---------------------------- -------------------------- -------------------------- --------------------------
Greater than 4.0x and less
than or equal to 5.0x        2.75                       1.75                       1.50
---------------------------- -------------------------- -------------------------- --------------------------
Greater than 3.0x and less
than or equal to 4.0x        2.50                       1.50                       1.50
---------------------------- -------------------------- -------------------------- --------------------------
Less than 3.0x               2.25                       1.25                       1.50
---------------------------- -------------------------- -------------------------- --------------------------





--------
* The Leverage Ratio is calculated based on Senior Debt, which does not include BTI Telecom Corp.'s $250 million high yield note offering dated September 22, 1997.
** Each margin will be reduced by 25 basis points upon occurrence of the IPO, or other equity infusion to BTI Telecom Corp., in an amount satisfactory to the Lenders (but such amount shall not less than $100 million).

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BANK OF AMERICA [LOGO]

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